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American International Life                                       EXHIBIT (e)(1)
Assurance Company of New York

80 Pine Street, New York, NY 10005
--------------------------------------------------------------------------------

                                   APPLICATION

                                       for

              GROUP FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

--------------------------------------------------------------------------------

 1.  Owner:                           _______________________________________________________________

 2.  Address:                         _______________________________________________________________

                                      _______________________________________________________________

 3.  Telephone No. / Facsimile No:    ________ - _______ - ________ / _______ - ________ - __________

 4.  Tax I.D. No.:                    __________________________________________

 5.  Nature Of Business:              _______________________________________________________________

 6.  Proposed Effective Date:         _____________________  _______,    _______
                                              Month            Day         Year
 7.  Proposed Insureds'
     Eligibility And Classification:  _______________________________________________________________

 8.  Proposed Insureds:                  Attached is a listing of Proposed Insureds, including the
                                         following information for each of them:
                                         [ ] Social Security Number; [ ] Date of Birth; [ ] Gender;
                                         [ ] Zip Code; either [ ] the amount of Initial Premium, or
                                         [ ] the Initial Face Amount of Insurance;
                                         [ ] the Planned Premium; [and [ ] Riders, if any].

 9.  Death Benefit Qualification Method: [ ] Guideline Premium/Corridor Test
                                         [ ] Cash Value Accumulation Test

 10. Life Insurance Proceeds Option:     [ ] Option I: The Face Amount includes the Account Value.
     (IRC Section 7702)                          The Life Insurance Proceeds for each Insured will be
                                                 the higher of: the Face Amount; or, the Account Value
                                                 as to the Insured multiplied by the Minimum Death
                                                 Benefit factor for the Death Benefit Qualification
                                                 Method selected above for the Attained Age at death.

                                         [ ] Option II: The Face Amount is in addition to the Account
                                             Value.
                                                 The Life Insurance Proceeds for each Insured will be
                                                 the higher of: the Face Amount plus the Account Value;
                                                 or, the Account Value as to the Insured multiplied by
                                                 the Minimum Death Benefit factor for the Death Benefit
                                                 Qualification Method selected above for the Attained
                                                 Age at death.

 11. Initial Face Amount Option:         [ ] (a) The Initial Face Amount will be calculated by the
                                                 Company based on the initial premium amount for each
                                                 Insured, as specified by the Owner; or,

                                         [ ] (b) The Initial Face Amount will be specified by the
                                                 Owner and the initial premium amount will be
                                                 calculated by the Company.

24COLI400NY                                                          Side 1 of 2

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 12. [Riders (if any):] ________________________________________________________

                        ________________________________________________________

                        ________________________________________________________

 13. Premium Frequency:  __________________ [annual, unless otherwise specified]

 14. Beneficiary : _____________________________________________________________

     (Name, Address, Tax I.D. Number)  _________________________________________

                                       _________________________________________

                                       _________________________________________

 15. Addenda and Schedules (if any):   _________________________________________

                                       _________________________________________

                                       _________________________________________

The undersigned Owner hereby makes application to American International Life Assurance Company of New York for the coverage described above. No coverage under the policy will take effect, unless and until, while each proposed insured is living, the application is approved, the full initial premium is paid and the policy is delivered and accepted by the Owner.

The undersigned Owner represents that it has an insurable interest in the lives of the proposed insureds and that it has complied with consent requirements under applicable law.

The undersigned Owner represents that the answers to the above questions and the statements made herein and in any addenda, schedules, and attachments hereto are true and correct to the best of his/her knowledge and belief, and agrees that this Application shall be attached to and made a part of the group policy to be issued by the Company.

Signed by the OWNER at  ________________________________________   (City, State)

                        OWNER      Signature: __________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                                   Date: __________________ _____, _____________
                                              Month          Day        Year

                        AGENT      Signature: __________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                                   Date: __________________ _____, _____________
                                              Month          Day        Year

24COLI400NY                                                          Side 2 of 2